UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



        Date of Report (Date of earliest event reported) NOVEMBER 2, 2004

                            GALAXY ENERGY CORPORATION
             (Exact name of registrant as specified in its charter)

           COLORADO                    0-32237             98-0347827
(State or other jurisdiction of      (Commission          (IRS Employer
        incorporation)               File Number)       Identification No.)

              1331 - 17TH STREET, SUITE 730, DENVER, COLORADO 80202
               (Address of principal executive offices) (Zip Code)

        Registrant's telephone number, including area code (303) 293-2300

                                 NOT APPLICABLE
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01   ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On November 2, 2004, Dolphin Energy Corporation ("Dolphin"), the wholly-owned subsidiary of Galaxy Energy Corporation, executed a Coal Bed Methane Participation Agreement with Horizon Gas, Inc., a Colorado corporation ("Horizon"). The agreement is intended to provide funding for future projects in an area of mutual interest in the Powder River Basin located in Wyoming. Under the terms of the agreement, Horizon is given the right to participate, subject to funding, in an initial drilling program on identified oil and gas leases and a subsequent drilling program on currently unidentified oil and gas leases.

Dolphin has given Horizon a 60-day due diligence period and 15 days after completion of its review to notify Dolphin whether it will participate in the drilling program. Should Horizon elect to participate, it would have to evidence its ability to pay a minimum sum of $517,000, which amount is 90% of the estimated cost to drill, complete, and operate three wells through dewatering. Upon receipt of payment, Dolphin would convey 67.5% of its working interest in those wells to Horizon. After Horizon has met its funding requirements for the initial three wells, it may elect on a well by well basis to participate in the drilling of additional wells in both the initial and subsequent drilling programs, so long as it bears 90% of the costs to drill, complete, and connect each well in return for a 67.5% share of Dolphin's working interest in such wells. This 90% share per well is estimated to be $171,000.

While Horizon may, under the terms of the agreement, expend potentially up to $13,000,000 in the initial drilling program and potentially up to $17,000,000 in the subsequent drilling program, it is not known whether Horizon will participate at all or if it does, the extent of its participation. As of the date of this report, Horizon has not raised the funds it would use for its participation.


ITEM 9.01   FINANCIAL STATEMENTS AND EXHIBITS

Exhibits:

REGULATION
S-B NUMBER                            DOCUMENT

  10.1 Coal Bed Methane Participation Agreement dated November 2, 2004 between Dolphin Energy Corporation and Horizon Gas, Inc.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    GALAXY ENERGY CORPORATION


November 4, 2004                    By:   /s/ C. Tony Lotito
                                       -----------------------------------------
                                         C. Tony Lotito, Executive Vice
                                         President & Chief Financial Officer





























                                       3